Exhibit 10.86

WARRANT AGREEMENT

between

RF MONOLITHICS, INC.

and

WELLS FARGO BUSINESS CREDIT, INC.

Dated as of May 31, 2003

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Table of Contents

(continued)

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Table of Contents

(continued)

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WARRANT AGREEMENT

This WARRANT AGREEMENT dated as of the 31st day of May, 2003 (this “Agreement”), is by and between RF Monolithics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Business Credit, Inc. (the “Initial Holder”).

WHEREAS, the Initial Holder serves as underwriter of, and syndication agent in respect to, a syndicated credit facility being made available to the Company (the “Credit Facility”);

WHEREAS, the Initial Holder and the Company have each agreed to enter into certain amendments to the Credit Facility (the “Credit Facility Amendments”), which modify certain covenants and restrictions contained in the Credit Facility; and

WHEREAS, in partial consideration of the agreement of the Initial Holder with respect to the Credit Facility Amendments, the Company proposes to issue and deliver to the Initial Holder its warrant certificates (the “Warrant Certificates”) evidencing Warrants (as defined below) to purchase up to an aggregate of Thirty Thousand (30,000) shares (the “Initial Number”). Each such Warrant will entitle the registered owner thereof to purchase one Stock Unit (as defined below), subject to adjustment as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Initial Holder hereby agrees as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

Additional Shares of Common Stock: all shares of Common Stock issued by the Company after the date of this Agreement other than Underlying Common Stock issued upon exercise of the Warrants issued hereunder or any other warrants previously issued by the Company to the Initial Holder.

Affiliate: as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: the Agreement identified in the preamble to this Agreement as amended.

Business Day: any day except Saturday, Sunday or any other day that is a legal holiday in New York City, New York or Dallas, Texas or a day on which banks in New York City, New York or Dallas, Texas are authorized or required by law or executive order to close.

Common Stock: the class of capital stock of the Company designated as the Common Stock, par value $.001 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company.

Company: the corporation identified in the preamble to this Agreement and its successors and assigns.

Constituent Person: has the meaning set forth in Section 5.1.11

Convertible Securities: evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

Credit Facility: the Credit Facility identified in the first Recital to this Agreement.

Credit Facility Amendments: the Credit Facility Amendments identified in the second Recital to this Agreement.

Current Market Price: on any date:

(i) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on Nasdaq or otherwise traded in the over-the-counter market in the United States:

(A) for the purpose of any computation under this Agreement (except under Section 5.1.4), the average of the Quoted Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of (x) the date in question and (y) in the case of any computation under Section 5.1.2, or 5.1.6, the day before the “ex” date for the issuance or distribution requiring such computation; or

(B) for the purpose of any computation under Section 5.1.4, the average of the Quoted Prices for the five consecutive Trading Days selected by the Company commencing on or after the latest of (x) the date 20 Trading Days before the date in question, (y) the date of commencement of the tender offer requiring such computation and (z) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; or

(ii) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm’s-length transaction on such date (neither being under any compulsion to buy or sell) for one share of Common Stock as determined as of such date, as set forth in a value report by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate.

Current Market Value: on any date, with respect to any security,

(i) if on such date such security is listed or admitted to trading on any national securities exchange or quoted on Nasdaq or otherwise traded in the over-the-counter market in the United States, the average of the Quoted Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, such date; or

(iii) if on such date such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or otherwise traded in the over-the-counter market in the United States, the amount that a willing buyer would pay a willing seller in an arm’s-length transaction on such date (neither being under any compulsion to buy or sell) for such security as determined as of such date, as set forth in a value report by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate.

Effective Date: May 31, 2003, the date of the Credit Facility Amendments.

Equity Incentive Plans: the Company’s (i) 1986 Incentive Stock Option Plan, as amended, (ii)1986 Supplemental Stock Option Plan, as amended, (iii) 1994 Employee Stock Purchase Plan, as amended, (iv) 1994 Non-Employee Directors’ Stock Option Plan, as amended, (v) 1997 Equity Incentive Plan, as amended, and (vi) 1999 Equity Incentive Plan, as amended.

“ex” date: when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Exchange Date: has the meaning set forth in Article 4.

Exercise Price: the exercise price per Stock Unit, which is $3.75, provided the per share Exercise Price shall not be less than the then current par value per share of each share of New Common Stock.

Expiration Date: May 31, 2006 (subject to any extension as provided in Section 10.2).

Expiration Time: 6:00 p.m. New York, New York time.

Financial Expert: any broker or dealer registered as such under the Exchange Act that conducts an investment banking business of nationally-recognized standing.

Governmental Authority: the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government within any such jurisdiction.

Holder: as of the Effective Date, the Initial Holder and thereafter any person in whose name at the time any Warrant Certificate is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the person in whose name such Warrant Certificate is registered in the Warrant Register.

Independent Financial Expert: any Financial Expert selected by the Company that either (i) is reasonably acceptable to the Holders of Warrant Certificates evidencing a majority of the outstanding Warrants or (ii) is a firm (x) which does not (and the directors, officers, employees, affiliates or stockholders of which, to the knowledge of the Company, do not) have a material direct or indirect interest in the Company or any of its subsidiaries or Affiliates, as determined by the Board of Directors of the Company in its good faith judgment, (y) which has not been within the last three years, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of the directors, officers, employees, affiliates or stockholders of which, to the knowledge of the Company, is) a director or officer of the Company or any of its subsidiaries or Affiliates and (z) which does not provide any advice or opinions to the Company except as an independent financial expert or as an investment bank or in connection with this Agreement (in any case, for which it may be compensated without compromising its independence).

Initial Holder: is the Person identified in the preamble to this Agreement.

Initial Number: is the number identified in the third Recital to this Agreement.

NASD: National Association of Securities Dealers, Inc.

Nasdaq: The Nasdaq Stock Market, Inc., including, without limitation, both the Nasdaq National Market and the Nasdaq Small Cap Market, and its successors and assigns.

New Common Stock: the shares purchasable upon exercise of Warrants which, subject to the provisions of Section 5.1.11, shall include only shares of the class of capital stock of the Company designated as the Common Stock on the Effective Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Non-electing share: has the meaning set forth in Section 5.1.11.

Non-Surviving Transaction: has the meaning set forth in Section 5.1.11.

Per Share Exercise Price: the Exercise Price divided by the number of shares of New Common Stock in a Stock Unit.

Person: any individual, corporation, joint stock company, partnership, joint venture, trust (including a business trust), estate, limited liability company, unincorporated association, unincorporated organization, Governmental Authority or any other entity.

Purchased Shares: has the meaning set forth in Section 5.1.4.

Quoted Price: on any Trading Day, with respect to any security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average of the highest closing bid and lowest closing offer prices (the inside market) in the over-the-counter market in the United States as furnished by any NASD member firm that shall be selected from time to time by the Company for that purpose.

Rule 144A Information: has the meaning set forth in Section 9.3.

SEC: the Securities and Exchange Commission.

Securities Act: the Securities Act of 1933, as amended.

Stockholders’ Meeting: has the meaning set forth in Section 9.2.

Stock Unit: the number of shares of New Common Stock issuable upon exercise of one Warrant, which, on the Effective Date is one share of New Common Stock and thereafter shall be such number of shares (including any fractional share) of New Common Stock as shall result from the adjustments specified in Article 5 hereof.

Substituted Property: has the meaning set forth in Section 5.1.11.

Surviving Transaction: has the meaning set forth in Section 5.1.11.

Trading Day: each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

Transaction: has the meaning set forth in Section Section 5.1.11.

Underlying Common Stock: the shares of New Common Stock issuable upon the exercise of the Warrants.

Warrant Agent: as of the Effective Date, the Company and thereafter any other Person who may be appointed as warrant agent in accordance with the terms hereof or any successors of such warrant agent appointed in accordance with the terms hereof.

Warrant Certificates: those certain warrant certificates evidencing the Warrants issued hereunder, substantially in the form of Exhibit A attached hereto.

Warrant Register: a register to be maintained by the Warrant Agent for the purpose of maintaining the names of the holders of the Warrant Certificates.

Warrants: those certain Warrants initially issued to the Initial Holder to purchase the Initial Number of shares of New Common Stock at the Exercise Price, subject to adjustment pursuant to Article 5, issued hereunder and designated as the Company’s 2003 Warrants to Purchase Common Stock.

2. ORIGINAL ISSUE OF WARRANTS.

2.1 Form of Warrant Certificates. The Warrant Certificates evidencing the Warrants may be in registered form and shall be substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto.

2.2 Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants that may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing the right to purchase initially the Initial Number of shares of New Common Stock, except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Sections 2.1, 3.4, or 10.4 or Article 6.

At any time and from time to time after the execution of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the written order and at the direction of the Company for original issuance to the respective Persons entitled thereto. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.2 or by Sections 2.1, 3.4, or 10.4 or Article 6. The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or by any of its Vice Presidents, under its corporate seal reproduced thereon and attested to by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

3. EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY.

3.1 Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to receive one Stock Unit for each Warrant represented thereby at the Exercise Price.

3.2 Exercise of Warrants. Subject to the terms and conditions set forth herein, the Warrants may be exercised on any Business Day from and after the date hereof.

3.3 Expiration of Warrants. The Warrants shall terminate and become void as of the Expiration Time on the Expiration Date.

The Company shall give notice not less than 60, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the Expiration Time on the Expiration Date.

3.4 Method of Exercise. In order to exercise a Warrant, the Holder thereof must (i) deliver to the Warrant Agent (a) a written notice of the Holder’s election to exercise the Warrant, which notice shall be in the form of the form on the reverse of, or attached to, the Warrant Certificate evidencing such Warrant and (b) the Warrant Certificate evidencing such Warrant, and (ii) (A) pay the Exercise Price for such Warrants, at the option of the Holder, by any combination of cash, certified bank check, official bank check in New York Clearing House funds or wire transfer in immediately available funds to an account designated by the Warrant Agent or (B) in lieu of paying cash as specified above, a Holder may from time to time convert a Warrant, into a number of shares of Common Stock determined by dividing (I) the Common Market Value of the shares of New Common Stock issuable upon exercise of the Warrant minus the aggregate Exercise Price of such shares by (II) the Current Market Value of one share of Common Stock. There shall be no other requirements or conditions to the exercise of the Warrants.

Upon exercise of a Warrant, the Warrant Agent shall (i) deliver or deposit all funds received, if any, as instructed in writing by the Company, and (ii) thereupon promptly notify the Company, and the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Underlying Common Stock issuable upon such exercise together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered or otherwise placed in the name of the Holder or, subject to Section 10.2, such other name as shall be designated by the Holder in the notice. A Warrant shall be deemed to have been exercised and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of immediately prior to the close of business on the date the notice or notices referred to above, together with the Exercise Price, is received by the Warrant Agent and all taxes required to be paid by the Holder, if any, pursuant to Section 10.2, prior to the issuance of such shares have been paid.

If fewer than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names, subject to Article 6, as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

4. DISSOLUTION, LIQUIDATION OR WINDING UP.

If, prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in Section 9.2 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date (the “Exchange Date”) as of which the holders of the shares of record of the capital stock of the Company shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of a Warrant Certificate shall receive the securities, money or other property which such Holder would have been entitled to receive had the Warrant been exercised immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price), and the rights to exercise the Warrants shall terminate. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive under this Agreement with respect to each Warrant. After receipt of such deposit from the Company and after receipt of surrendered Warrant Certificates evidencing the Warrants, the Warrant Agent shall make payment in appropriate amount, with respect to each Warrant, to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate.

5. ADJUSTMENTS.

5.1 Adjustments. The number of shares of New Common Stock constituting a Stock Unit therefor, shall be subject to adjustment from time to time as follows:

5.1.1 Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time after the Effective Date the Company shall

(i) pay to the holders of its Common Stock a dividend payable in, or make any other distribution on any class of its capital stock in, shares of Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Section 5.1.11 applies);

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock (other than a subdivision upon a merger or consolidation or sale to which Section 5.1.11 applies); or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which Section 5.1.11 applies);

then, (I) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number of shares of Common Stock determined by (x) in the case of any such dividend or distribution, multiplying the number of shares of Common Stock constituting a Stock Unit at the opening of business on the day after the day for determination by a fraction (not to be less than one), (i) the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding at the close of business on such date for determination or (y) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of shares of New Common Stock constituting a Stock Unit at the opening of business on the day after the day upon which such subdivision or combination becomes effective.

5.1.2 Certain Other Dividends and Distributions. In case at any time or from time to time after the Effective Date the Company shall pay to all holders of its Common Stock any dividend or make any other distribution of any shares of its capital stock, evidences of its indebtedness, cash or other assets (including rights, warrants or other securities (of the Company or any other Person), but excluding any dividend or distribution (I) upon a merger or consolidation or sale to which Section 5.1.11 applies or (II) of any Common Stock referred to in Section 5.1 or of any rights or warrants referred to in Section 5.1.6, then, and in each such case, effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit immediately prior to the close of business on such date of determination by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on such date for determination and (y) the denominator of which shall be such Current Market Price per share of Common Stock (as adjusted) minus the portion applicable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such shares, evidences of its indebtedness, cash or other assets so distributed.

5.1.3 Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Section 5.1.11 applies) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of Section 5.1.2 (and the effective date of such reclassification shall be deemed to be “the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution” within the meaning of Section 5.1.2) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5.1.1 (and the effective date of such reclassification shall be deemed to be “the day after the day upon which such subdivision or combination becomes effective” within the meaning of Section 5.1.1).

5.1.4 Self-Tender Offer. In case at any time or from time to time after the Effective Date a tender offer made by the Company or any of its subsidiaries or Affiliates for all or any portion of the Common Stock shall expire, then, and in each such case, effective immediately prior to the opening of business on the date after the date of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended), the number of shares of Common stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit immediately prior to the close of business on the date of the Expiration Time by a fraction (not to be less than one), (i) the numerator of which shall be equal to the product of (A) the Current Market Value per share of the Common Stock on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (ii) the denominator of which shall be equal to (A) the product of (I) the Current Market Value per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares.

5.1.5 Issuance of Additional Shares of Common Stock. In case at any time or from time to time after the Effective Date the Company shall issue or sell any Additional Shares of Common Stock for a consideration per share less than the Current Market Price per share of Common Stock on the date of such issuance or sale (other than with respect to (I) a dividend or distribution referred to in Section 5.1.1, (II) the Warrants and the Underlying Common Stock, or any other warrants or options hereafter granted to the Initial Holder as compensation for financing or other services provided by the Initial Holder to the Company and the shares issued upon exercise of any such warrants or options, (III) any currently outstanding options, warrants, rights or Convertible Securities, provided such Securities are not “repriced” (i.e. consensually repriced other than through operation of antidilution provisions in effect on the date hereof) to a lower exercise or conversion price or (IV) sales of shares of Common Stock in accordance with and pursuant to the terms of the Company’s Equity Incentive Plans), then, and in each such case, effective immediately after such issuance or sale, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (not less than one) (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock that the aggregate consideration for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price. No adjustment of the number of shares of New Common Stock constituting a Stock Unit shall be made under this Section 5.1.5 upon (x) any issuance or sale of Additional Shares of Common Stock for which an adjustment is provided under

Section 5.1.1 or (y) any issuance or sale of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities if any such adjustment shall previously have been made upon the issuance or distribution of such warrants or other rights or upon the issuance or sale of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Sections 5.1.2, 5.1.6, 5.1.7 or 5.1.8 or (z) any issuance upon a merger or consolidation or sale to which Section 5.1.11 applies.

5.1.6 Issuance of Warrants or Other Rights to Holders of Common Stock. In case at any time or from time to time after the Effective Date the Company shall make a distribution to all holders of its Common Stock of any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock (other than a distribution of such warrants or rights upon a merger or consolidation or sale to which Section 5.1.11 applies), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price on the date fixed for determination of the holders of Common Stock entitled to receive such distribution, then, and in each such case, effective immediately after the opening of business on the day after such date for determination, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit at the opening of business on the day after such date for determination by a fraction (not less than one) (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of Additional Shares of Common Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

5.1.7 Other Issuances of Warrants or Other Rights. In case (i) at any time or from time to time after the Effective Date, the Company shall in any manner (whether directly or by assumption in a merger or similar combination in which the Company is the surviving corporation and in which the stockholders of the Company immediately prior to the merger continue to own at least 51% of the Common Stock outstanding immediately after the merger or otherwise) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and (ii) the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price, then, and in each such case, effective immediately after such issuance or sale, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (not less than one) (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such warrants or rights plus the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion of all such Convertible Securities, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such warrants or rights plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance or sale of such warrants or rights and the maximum number of Additional Shares of Common Stock pursuant to the terms of such warrants or other rights or necessary to effect conversion of all such Convertible Securities would purchase at the Current Market Price. For purposes of this Section 5.1.7, the date as of which the Current Market Price shall be computed shall be the earlier of (x) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights or such Convertible Securities, (y) the date on which the Company shall enter into a firm contract for the issuance or sale of such warrants or other rights or such Convertible Securities and (z) the date of actual issuance or sale of such warrants or other rights or such Convertible Securities. No adjustment of the number of shares of New Common Stock constituting a Stock Unit shall be made under this Section 5.1.7 upon the issuance or sale of any warrants or rights (x) upon a distribution to which Section 5.1.2 or 5.1.6 applies, (y) upon a merger or consolidation or sale to which Section 5.1.11 applies, or (z) upon the issuance of Additional Shares of Common Stock by the Person with whom the Company merges or combines that would have been excluded pursuant to Section 5.1.5 had such Additional Shares of Common Stock been issued by the Company after such merger or combination.

5.1.8 Issuance of Convertible Securities. In case (i) at any time or from time to time the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own at least 51% of the Common Stock outstanding immediately after the merger or otherwise) issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and (ii) the consideration per share for which the Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Price, then, and in each such case, effective immediately after such issuance or sale, the number of shares of New Common Stock constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of New Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (not less than one) (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Convertible Securities plus the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance or sale of such Convertible Securities and maximum number of Additional Shares of Common Stock pursuant to the terms of such Convertible Securities would purchase at the Current Market Price. For purposes of this

Section 5.1.8, the date as of which the Current Market Price shall be computed shall be the earliest of (1) the date on which the Company shall enter into a firm contract for the issuance or sale of such Convertible Securities and (2) the date of actual issuance or sale of such Convertible Securities. No adjustment of the number of shares of New Common Stock constituting a Stock Unit shall be made under this Section 5.1.8 upon the issuance or sale of any Convertible Securities that are issued or sold (x) pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance or sale of such warrants or other rights pursuant to Sections 5.1.6 or 5.1.7 or (y) upon a merger, consolidation or sale to which Section 5.1.11 applies or (z) upon a distribution to which Section 5.1.2 applies.

5.1.9 Superseding Adjustment of Stock Unit. In case at any time after any adjustment of the number of shares of New Common Stock constituting a Stock Unit shall have been made pursuant to Sections 5.1.6, 5.1.7 or 5.1.8 on the basis of the issuance or sale of warrants or other rights or the issuance or sale of Convertible Securities or after any new adjustments of the number of shares of New Common Stock constituting a Stock Unit shall have been made pursuant to this Section 5.1.9,

(i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities shall expire, and all or a portion of such warrants or rights or the right of conversion or exchange for all or a portion of such Convertible Securities, as the case may be, shall not have been exercised, or

(ii) the consideration per share of Common Stock issuable pursuant to such warrants or rights, or the terms of such Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, then, and in each such case, such previous adjustment shall be rescinded and annulled as to any then outstanding Warrants and the Additional Shares of Common Stock that were deemed for purposes of the computations set forth in Sections 5.1.6, 5.1.7 or 5.1.8 , as the case may be, to have been issued or sold by virtue of such adjustment shall no longer be deemed to have been issued or sold. Thereupon, a recomputation shall be made of the effect of the issuance or sale of such warrants or rights or Convertible Securities on the basis of,

(y) treating the number of Additional Shares of Common Stock, if any, theretofore issued or issuable, sold or saleable pursuant to the previous exercise of such warrants or rights or right of conversion as having been issued or sold on the date or dates of such exercise and for the consideration actually received and receivable therefor, and

(z) treating any such warrants or rights or any such Convertible Securities that then remain outstanding as having been issued or sold immediately after the time of such increase of the consideration per share for which shares of Common Stock are issuable under such warrants or rights or such Convertible Securities;

whereupon a new adjustment of the number of shares constituting a Stock Unit shall be made for any then outstanding Warrants pursuant to Sections 5.1.6, 5.1.7 or 5.1.8, as the case may be,

which such new adjustment shall supersede the previous adjustment as to any then outstanding Warrants.

5.1.10 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of New Common Stock constituting a Stock Unit under this Section:

(i) Treasury Stock. The sale or other disposition (other than upon exercise of any Warrants) of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance or sale of Additional Shares of Common Stock for purposes of this Article 5. The Company shall not issue, pay any dividend on or make any distribution on shares of Common Stock held in the treasury of the Company. For the purposes of this Section 5.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(ii) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued or sold for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor; if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the consideration shall be deemed to be the subscription price; or, if such Additional Shares of Common Stock or Convertible Securities are issued or sold to underwriters or dealers for public offering without a subscription offering, the consideration shall be deemed to be the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and reflecting deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance or sale thereof. To the extent that such issuance or sale shall be for a consideration other than cash and except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors of the Company. If any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company as the surviving corporation issues any securities, the consideration therefor shall be deemed to be the fair value of the portion of the assets and business of the nonsurviving corporation attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing or selling such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing or selling any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion of such Convertible Securities. In the case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock of the Company other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(iii) When Adjustments are to be Made. The adjustments required by Sections 5.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of New Common Stock constituting a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision of shares of the Common Stock as provided for in Section 5.1.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the number of shares of New Common Stock constituting a Stock Unit immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 5.1 and not previously made, would result in such minimum adjustment.

(iv) Fractional Interests. In computing adjustments under this Article 5, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(v) Deferral Of Issuance Upon Exercise. In any case in which this Article 5 shall require that an adjustment to the number of shares of New Common Stock constituting a Stock Unit be made effective prior to the occurrence of a specified event, the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of any Warrant Certificate evidencing any Warrant exercised after the time on which the adjustment became effective pursuant to Section 5.1.1(i), 5.1.2 or 5.1.6 of the New Common Stock over and above the New Common Stock issuable upon such exercise on the basis of the number of shares of New Common Stock constituting a Stock Unit in effect prior to such adjustment.

5.1.11 Changes in Common Stock. In case at any time or from time to time the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting (x) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other Person (a “Non-Surviving Transaction”) or (y) any merger of another person into the Company in which the previously outstanding shares of Common Stock shall be canceled, reclassified, converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a “Surviving Transaction”, and along with a Non-Surviving Transaction, a “Transaction”), then, as a condition to the consummation of such Transaction, the

Company shall, or, in the case of a Non-Surviving Transaction, the Company shall cause such other Person to execute and deliver to each Holder a written instrument providing that (a) during the period any Warrant is exercisable, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, the Holder of the Warrant Certificate evidencing such Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be entitled to receive, and such Warrant Certificate shall thereafter represent the right to receive, in lieu of the New Common Stock issuable upon such exercise prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Transaction by a holder of the number of shares of New Common Stock that would have been issued upon exercise of such Warrant if such Holder had exercised such Warrant in full immediately prior to such Transaction, assuming such holder of New Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then, for the purposes of this Section 5.1.11, the kind and amount of securities, cash and other property receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), and (b) the rights and obligations of the Company and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Underlying Common Stock hereunder as set forth in Section 3.1 hereof and elsewhere herein. Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.

The above provisions of this Section 5.1.11, shall similarly apply to successive Transactions. Notwithstanding the foregoing, in the event of a Non-Surviving Transaction in which none of the Stockholders of the Company are to receive equity securities of the surviving entity and not all of the Warrants have been exercised prior to the consummation of the Non-Surviving Transaction, then the surviving entity may pay the Holders the Substituted Property allocable to such Warrants reduced by the Exercise Price thereof and cancel the Warrants.

5.1.12 Other Events. If any event occurs as to which the foregoing provisions of this Article 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgement of the Board of Directors of the Company fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors of the Company to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or Per Share

Exercise Price or decreasing the number of shares of New Common Stock subject to purchase upon exercise of any Warrant.

5.1.13 Certain Adjustment Events. The Company agrees that before taking any action that would cause an adjustment of the Per Share Exercise Price to an amount that is less than the then par value (if any) per share of the New Common Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of New Common Stock at the Per Share Exercise Price as so adjusted.

5.1.14 Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of New Common Stock which constitute a Stock Unit, in addition to those changes required by this Sections 5.1, as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

5.2 Notice of Adjustment. Whenever the number of shares of New Common Stock issuable upon the exercise of each Warrant is to be adjusted, or the Exercise Price is to be adjusted, or the Company shall compute the adjustment in accordance with Section 5.1 shall forthwith mail or cause the Warrant Agent to mail by first class mail, postage prepaid, to each Holder promptly after such adjustment becomes effective a notice of such adjustment or adjustments and shall deliver to each Holder and any Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of New Common Stock issuable upon the exercise of each Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. As provided in Section 8.1, the Warrant Agent (if a Person other than the Company) shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent (if a Person other than the Company) shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the number of shares of New Common Stock issuable on exercise of the Warrants, or of the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of New Common Stock which may be issuable on exercise of the Warrants. The Warrant Agent (if a Person other than the Company) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of New Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

5.3 Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

5.4 Fractional Interest. The Company may, but shall not be required to issue fractional shares of New Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of New Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of New Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of New Common Stock would, except for the provisions of this Section 5.4 be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, at its option, but shall not be obligated to, pay an amount in cash calculated by it to be equal to the then Current Market Price per share of New Common Stock multiplied by such fraction computed to the nearest whole cent.

5.5 Transactions Relating to Common Stock. If the Company in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the Company shall subdivide or combine, as the case may be, the outstanding shares of New Common Stock to the same extent, share and share alike. The Company shall pay any dividend or distribution on its Common Stock on shares of New Common Stock and Common Stock, share and share alike; provided, however, that in the case of dividends payable in shares of New Common Stock or Common Stock of the Company, or options, warrants or rights to acquire shares of New Common Stock or Common Stock, or securities convertible into or exchangeable for shares of New Common Stock or Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the Company of the same class upon which the dividend or distribution is being paid. If the Company elects to make a tender offer for its Common Stock, the Company shall, and shall cause any of its subsidiaries to, make such tender offer for its Common Stock for shares of New Common Stock and Common Stock, share and share alike.

6. WARRANT TRANSFER BOOKS.

The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

At the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants that the Holder making the exchange is entitled to receive.

All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.

7. WARRANT HOLDERS.

7.1 No Stockholder Rights. Prior to the exercise of the Warrants, no Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote at, or to receive notice of, any meeting of stockholders of the Company; the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the stockholders of the Company prior to the date of the exercise of such Warrant; and no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

7.2 Rights of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.

7.3 Treatment of Holders of Warrant Certificates. Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

8. WARRANT AGENT.

8.1 Nature of Duties and Responsibilities Assumed. The Company may, after the Effective Date, appoint any Person to act as the Warrant Agent on its behalf, as set forth in this

Agreement, including any Warrant Agent previously appointed by the Company. The Company, as the initial Warrant Agent hereby accepts, and any subsequent Warrant Agent shall accept, the appointment as agent of the Company and the Company and any subsequent Warrant Agent agrees to perform that agency upon the terms and conditions set forth in this Agreement, in the Warrant Certificates or as the Company may hereafter prescribe, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter prescribed by the Company. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, or (iv) the independence of any firm of public accountants or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent (if a Person other than the Company) shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment pursuant to Article 5 hereof, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed herein in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 5 hereof, or to comply with any of the covenants of the Company contained in Article 5 hereof.

The Warrant Agent (if a Person other than the Company) shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement or the Warrant Certificates except for its own negligence or willful misconduct.

The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but the Warrant Agent may accept further or additional evidence as it may deem reasonable.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction; provided, however, that this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent (if a Person other than the Company) shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent (if a Person other than the Company) shall not be liable except for the failure to perform such duties as are specifically set forth herein or as specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent (if a Person other than the Company) whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

8.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

8.3 Compensation and Reimbursement. If the Warrant Agent is a Person other than the Company, the Company agrees to pay to such Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

8.4 Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants issued hereunder or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.5 Resignation and Removal; Appointment of Successor.

8.5.1 The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant

Agent’s own negligence or willful misconduct) after giving one month’s prior written notice to the Company. The Company may remove the Warrant Agent upon one month’s written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant Certificate at his last address as shown on the Warrant Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent (other than the Company), whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 8.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent, as the case may be.

8.5.2 Any corporation into which the Warrant Agent or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 8.5.1. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

8.6 Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent upon exercise of any Warrants shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as it otherwise may be directed in writing by the Company.

9. COVENANTS OF THE COMPANY.

9.1 Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable.

The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of all of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be reserved in respect of such Warrants.

9.2 Notices to Holders. In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock for which an adjustment is required to be made pursuant to Article 5; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Common Stock; (iv) to effect any capital reorganization; (v) to effect any self-tender offer, consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business; (vi) to effect the liquidation, dissolution or winding up of the Company; (vii) to hold an annual, regular or special meeting of the holders of its Common Stock (a “Stockholders’ Meeting”), then, and in each such case, the Company shall give to each Holder of a Warrant Certificate, in accordance with Section 10.5, a notice of such proposed action. Such notice shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights or the date on which such reclassification, reorganization, self-tender offer, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to become effective and the date of participation therein by the holders of Common Stock, if any such date is to be fixed. Such notice shall be given in the case of any action covered by clause (i) or (ii) above, at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any action covered by clauses (iii) through (vii), at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The Company will allow each Holder of Warrant Certificates to attend any Stockholders’ Meeting held prior to the Expiration Date. If the Company fails to give such notices at such times, the Expiration Date shall be extended for such time as may be necessary or appropriate to allow any Holder to make any desired transfers of the Warrants and/or to exercise the Warrants.

9.3 Reports to Holders.

(a) So long as the Warrants are outstanding, the Company will supply without cost to each Holder and file with the Warrant Agent, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports, quarterly reports and other documents which the Company may be required to file with the SEC pursuant to Section 12(a), 13(c) or 15(d) of the Exchange Act.

(b) If the Company is not required to file with the SEC such reports and other information and documents referred to in Section 9.3(a), the Company shall provide in writing, upon the written request of a Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act (“Rule 144A Information”). The Company’s obligations under this Section 9.3(b) shall at all times be contingent upon the Purchasers obtaining from the prospective transferee of the Warrant or shares of Underlying Common Stock. A written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such transferee in evaluating the Warrant.

(c) The provisions of this Section 9.3 will terminate on the Expiration Date.

10. MISCELLANEOUS.

10.1 Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; provided, however, that such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check in such amount as is appropriate, to each such Holder at the address shown on the Warrant Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder’s Warrant Certificates or shares of Underlying Common Stock, as the case may be. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

10.2 Payment of Taxes. The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of the Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent’s and the Company’s satisfaction that no such tax or other charge is due.

10.3 Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such canceled Warrant Certificates and deliver its certificate of destruction to the Company unless the Company shall otherwise direct.

10.4 Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent (if a Person other than the Company) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and evidencing a like aggregate number of Warrants.

Upon the issuance of any new Warrant Certificate under this Section 10.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 10.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 10.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost, or stolen Warrant Certificates.

10.5 Notices. Any notice, demand or delivery authorized or required by this Agreement shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered at such Holder’s (other than the Initial Holder) address shown on the Warrant Register and to the Company or the Initial Holder as follows:

If to the Company:

RF Monolithics, Inc.

4347 Sigma Road

Dallas, Texas 75244

Attn: President

Telephone No.: (972) 233-2903

Telecopy No.: (972) 404-9476

Commencing July 1, 2003, the Borrower’s mailing address will change to 4445 Sigma Road, Farmers Branch, Texas 75244.

with a copy to (which shall not constitute notice):

Steve Morton, Esq.

Morton PLLC

12222 Merit Drive, Suite 1270

Dallas, Texas 75251

Telephone No.: (972) 490-6688

Telecopy No.: (972) 934-9299

If to the Initial Holder:

Wells Fargo Business Credit, Inc.

4975 Preston Park Blvd., Suite 280

Plano, Texas 75093

Attn: Terrance O. McKinney

Telephone No.: (972) 599-5306

Telecopy No.: (972) 867-7838

with a copy to (which shall not constitute notice):

Winstead Sechrest & Minick P.C.

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

Attn: Michael W. Hilliard, Esq.

Telephone: (214) 745-5843

Telecopy: (214) 745-5390

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

10.6 APPLICABLE LAW. THIS AGREEMENT, THE WARRANT CERTIFICATES AND EACH WARRANT EVIDENCED THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

10.7 Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and any Warrant Agent appointed in accordance with the terms hereof, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent, the Holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or any part hereof.

10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

10.9 Amendments. This Agreement may be amended by the parties hereto only with the consent of the Company and Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

The Warrant Agent shall join with the Company in any amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such amendment. Upon execution of any amendment pursuant to this Section 10.9, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

10.10 Waivers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the written consent of a majority of Holders, and (ii) any consent required pursuant to Section 10.9 has been obtained.

10.11 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

10.12 Inspection. The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

10.13 Successor to the Company. So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1.11; upon the consummation of such Non-Surviving Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

10.14 Entire Agreement. This Agreement and the Registration Rights Agreement sets forth the entire agreement of the parties hereto and the Holders as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto and the Holders, whether written, oral or otherwise.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly authorized, executed and delivered as of the day and year first above written.

RF MONOLITHICS, INC., as the Company

By:	/s/ DAVID KIRK
Name: David Kirk
Title: President & CEO

WELLS FARGO BUSINESS CREDIT, INC., as the Initial Holder

By:	/s/ ALAN NEIS
Name: Alan Neis
Title: Vice President

EXHIBIT A

Form of Warrant Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH SECURITIES ACT, OR SUCH STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT CERTIFICATE

EVIDENCING

2003 WARRANTS TO PURCHASE COMMON STOCK

No. 1	30,000 Warrants

THIS CERTIFIES THAT, for value received, Wells Fargo Business Credit, Inc., a Minnesota corporation, or registered assigns, is the registered owner of thirty thousand (30,000) Warrants of RF Monolithics, Inc., a Delaware corporation (the “Company,” which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one Stock Unit (initially consisting of one share of the Common Stock, par value $.001 per share (“New Common Stock”), of the Company) for each Warrant evidenced hereby, at the price of $3.75 per Stock Unit, payable in full at the time of purchase, the number of shares of New Common Stock constituting a Stock Unit and the price at which each Warrant shall be exercisable each being subject to adjustment as provided in the Warrant Agreement. All shares of New Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable.

Each Warrant evidenced hereby may be exercised by the Holder hereof at any time prior to 6:00 p.m., New York, New York time on May 31, 2006 (the “Expiration Date”), subject to any restrictions on exercise set forth on the face of this Warrant Certificate and in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by surrendering this Warrant Certificate to the Warrant Agent with the form of exercise on the reverse hereof duly executed, together with payment in full of the Exercise Price as then in effect for each Warrant being submitted for exercise. Any such payment of the Exercise Price (unless such payment is a “cashless” exercise as provided in the Warrant Agreement) is to be, at the option of the Holder, in any combination of cash, certified bank check, official bank check in New York Clearing House funds or wire transfer in immediately available funds to an account designated by the Warrant Agent. In lieu of such payment, the Exercise Price may be paid by converting the Warrant into shares of New Common Stock as provided in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated: May 31, 2003

RF MONOLITHICS, INC.

[SEAL]	By:	/s/ DAVID KIRK
	Name:	David Kirk
	Title:	President & CEO

[ATTEST]

By:	/s/ JAMES P. FARLEY
Name:	James P. Farley
Title:	VP & Controller

COUNTERSIGNED:

WARRANT AGENT:

By:	/s/ DAVID KIRK
Name:	David Kirk
Title:	President & CEO

REVERSE OF WARRANT CERTIFICATE

WARRANT CERTIFICATE

EVIDENCING

2003 WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issued Warrants of the Company designated as its 2003 Warrants to Purchase Common Stock, limited in aggregate number to Thirty Thousand (30,000) (subject to adjustment), issued under and in accordance with the Warrant Agreement, dated as of May 31, 2003 (the “Warrant Agreement”), between the Company and Wells Fargo Business Credit, Inc., a Minnesota corporation, as the Initial Holder, (which term includes any successor thereto under the Warrant Agreement), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of New Common Stock constituting a Stock Unit required to be made in certain circumstances, in the case of any Surviving Transaction, the Company shall execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Property that would have been receivable upon such Surviving Transaction by a holder of the number of shares of New Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Surviving Transaction (upon certain assumptions specified in the Warrant Agreement), assuming that the Warrants evidenced hereby were exercisable at the time of such Surviving Transaction at the Exercise Price as then in effect; and (ii) the rights and obligations of the Company (or, in the case of any Non-Surviving Transaction, the Other Person involved in such Transaction) and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Underlying Common Stock.

On the terms and subject to the conditions set forth in the Registration Rights Agreement, dated as of May 31, 2003, (the “Registration Rights Agreement”) between the Company and the Initial Holder, the Holders are entitled to one Demand Registration Right with respect to Registrable Securities and Holders are entitled to unlimited Piggy-Back Registration Rights with respect to Registrable Securities as defined in the Registration Rights Agreement.

The Warrant Agreement grants to holders of Common Stock acquired upon the exercise of Warrants rights to acquire additional shares of Common Stock in certain circumstances, upon the conditions and subject to the restrictions set forth in the Warrant Agreement.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 6:00 p.m., New York, New York time, on the Expiration Date.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Subject to transfer restrictions set forth on the face of this Warrant Certificate and in the Warrant Agreement, upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall keep at the office of the Warrant Agent, the Warrant Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the Warrant Register, any notice to the contrary notwithstanding; but until such transfer on such Warrant Register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

Prior to the exercise of the Warrants, no Warrant Certificate or Warrant evidenced thereby, shall entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote at, or to receive notice of, any meeting of stockholders of the Company; the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to the date of the exercise of such Warrant; and no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Unless the context clearly indicates otherwise, all terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings ascribed to them in the Warrant Agreement.

v

FORM OF EXERCISE

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise                      Warrants evidenced by this Warrant Certificate and represents that such Holder has tendered the Exercise Price for each of the Warrants evidenced hereby being exercised:

(X) (if so please mark here) as a “cashless” exercise by delivering Warrants with a Common Market Value of $ ; or

(Y) (if so please mark here) by delivering in the aggregate amount of $ in the indicated combination of:

(i) cash ($            );

(ii) certified bank check ($            );

(iii) official bank check in New York Clearing House Funds ($            ); or

(iv) wire transfer in immediately available funds to an account designated by the Warrant Agent ($            ).

The undersigned requests that the shares of Underlying Common Stock or other securities receivable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ____________________	Name:

_________________________	(Please Print)

(Insert Social Security or Other Identifying Number of Holder)	Address:

Signature (Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Signature Guaranteed:

FORM OF ASSIGNMENT

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED                                                                   hereby sells, assigns and transfers unto:

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                                   Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated: ____________________	Name:

__________________________	(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Signature

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Signature Guaranteed: